UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	January 19, 2011
NORTHUMBERLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-165373	98-0628594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 N. Green Valley Pkwy #200-258; Henderson, NV		89074
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number:		702 335 0356
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On January 19, 2011, Board of Directors of the Registrant dismissed LBB & Associates Ltd., LLP its independent registered public account firm.   The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of LBB & Associates Ltd., LLP as its independent auditor. None of the reports of LBB & Associates Ltd., LLP on the Company's financial statements for either of the past two years and the interim period from December 31, 2009, the date of the last audited financial statements, through January 19, 2011, contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its 10K for the period ended December 31, 2009,  a going concern qualification in the registrant's audited financial statements.

During the registrant's two most recent fiscal years and the interim period from December 31, 2009, the date of the last audited financial statements, through January 19, 2011,there were no disagreements with LBB & Associates Ltd., LLP whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to LBB & Associates Ltd., LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant has requested that LBB & Associates Ltd., LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

The registrant engaged Sadler, Gibb & Associates, LLC, P.O. Box 411, Farmington, UT 84025 to act as independent registered public accounting firm on January 19, 2011.    During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Sadler, Gibb & Associates, LLC regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.

b)    Not Applicable.

c)    Not Applicable.

d)    Exhibits.

No.	Exhibits

16.1	Consent of Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 2, 2011

By: /s/ Fortunato Villamagna
Name:   Fortunato Villamagna
Title:  President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16.1	Consent of Independent Registered Public Accounting Firm